Exhibit 10.5 PERFORMANCE STOCK UNIT GRANT NOTICE under the BRISTOW GROUP INC. 2021 EQUITY INCENTIVE PLAN (Cash ROIC) Pursuant to the terms and conditions of the Bristow Group Inc. 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), Bristow Group Inc, a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) an award of performance-vested restricted stock units in respect of Common Stock (the “Performance Stock Units” or “PSUs”) set forth below. This award of Performance Stock Units (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan. Participant: [●] Grant Date: [●] Target Number of PSUs: [●] Performance Period: [●] through [●] Performance Goals: Attachment I to the Agreement describes the manner in which the final number of Performance Stock Units that vest hereunder will be calculated, which shall be between 0% and 200% of the Target Number of Performance Stock Units and shall be based on the Company’s Cash ROIC as of each Measurement Period (each as defined in Attachment I) (the “Performance Goals”). By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Performance Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan, and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator regarding any questions or determinations that arise under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts, or by electronic acceptance or authentication in a form authorized by the Company), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. BRISTOW GROUP INC. PARTICIPANT By: ________________________________ _______________________________ [●] [●]

Exhibit A 1 BRISTOW GROUP INC. PERFORMANCE STOCK UNIT AGREEMENT THIS PERFORMANCE STOCK UNIT AGREEMENT (this “Agreement”) is entered into by and between the Company and the Participant as of the Grant Date set forth in the Grant Notice to which this Agreement is attached. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan. 1. Grant of Performance Stock Units. (a) General. The Company hereby grants to the Participant the target number of Performance Stock Units set forth in the Grant Notice (the “Target Number”) on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan. The Performance Stock Units do not confer on the Participant any rights of a stockholder of the Company unless and until shares of Common Stock are issued to the Participant in connection with the vesting and settlement of Performance Stock Units. (b) Dividend Equivalent Rights. In addition, the Participant is hereby granted a right to a Dividend Equivalent (as defined in the Plan) (such right a “Dividend Equivalent Right”) with respect to each Performance Stock Unit. To the extent that any dividends are paid or distributed with respect to the Common Stock during the Performance Period, the Participant shall be entitled to a payment equal to the value of any such dividends on the number of Performance Stock Units that become vested under this Award, which amount, if any, shall be paid at the same time shares of Common Stock are delivered to the Participant (or the Participant’s estate in the event of death) in settlement of vested Performance Stock Units under this Award. Unless otherwise determined by the Compensation Committee of the Board (the “Committee”) in its sole discretion, in the case of any stock dividend paid by the Company during the Performance Period, the Company will settle vested Dividend Equivalent Rights in cash in lieu of shares, with such amount of cash determined based on the Fair Market Value of the Common Stock as of the applicable dividend date. 2. Vesting. (a) Performance Measurement. After the close of each Measurement Period (as defined in Attachment I), but in no event later than (60) days following the last day of such Measurement Period, the Committee shall determine and certify the extent to which the Performance Goal for the applicable Measurement Period has been achieved in accordance with Attachment I (such determination date, the “Earn Date”). The Performance Stock Units will be earned on the Earn Date in an amount determined (if any) based on the results of the Performance Goal for such Measurement Period, as certified by the Committee (the “Earned PSUs”), provided that the Participant has been continuously employed by the Company or a Subsidiary of the Company at all times from the Grant Date through the applicable Earn Date. Except as provided in Section 2(c), Section 2(d) or Section 2(e) below, if the Participant does not remain continuously employed by the Company or a Subsidiary until the Vesting Date (as defined below), all Performance Stock Units allocated to such Measurement Period shall be forfeited as of his or her termination date.

2 (b) Vesting of Earned PSUs. The Earned PSUs will vest following the last day of the Performance Period and on the date that the Committee has determined and certified the extent to which the Performance Goal for the final Measurement Period has been achieved as provided in Section 2(a) above (such date, the “Vesting Date”), subject to the Participant’s continued employment as of such date. Any Performance Stock Units that do not become Earned PSUs shall be forfeited as of the Vesting Date. (c) Vesting Due to Retirement. If the Participant’s employment with the Company and its Subsidiaries terminates due to Retirement (as defined below) prior to the end of the Performance Period, then, on the Vesting Date, the Participant will vest in (A) any Earned PSUs as of the date of the Participant’s termination of employment due to Retirement plus (B) the number of Annual Target PSUs for Measurement Periods commencing after the date of the Participant’s Retirement, and the date of the Participant’s Retirement will be deemed to be the Vesting Date. For purposes of this Award, “Retirement” means the Participant’s formal retirement from employment with the Company under acceptable circumstances as determined by the Committee in its sole discretion (which determination may be conditioned upon, among other things, the Participant entering into a non-competition agreement with the Company). (d) Vesting Due to Death or Disability. If the Participant’s employment with the Company and its Subsidiaries terminates due to death or Disability prior to the end of the Performance Period, then, as of the Participant’s termination date, the Participant will vest in (A) any Earned PSUs as of the date of the Participant’s death or final determination of Disability, plus (B) the number of Annual Target PSUs for Measurement Periods commencing after the date of Disability or Death, and the date of the Participant’s death or final determination of Disability will be deemed to be the Vesting Date. For purposes of this Award, “Disability” means that the Participant is unable to perform full-time employment duties for 90 consecutive days or 120 days in a 12-month period by reason of injury or illness (including mental illness). (e) Vesting Due to Termination Without Cause or Good Reason. (i) General. If the Participant’s employment is involuntarily terminated by the Company or a Subsidiary for any reason other than Cause (as defined below) or if the Participant terminates employment for Good Reason (as defined below), in either case prior to the end of the Performance Period, then subject to the terms of this paragraph, the Participant will vest in (A) any Earned PSUs as of the date of the Participant’s termination of employment plus (B)(i) for any such termination that occurs on or before June 1, 2022, then the first tranche of Annual Target PSUs equivalent to 33.33% of the Target Number of Performance Stock Units shall immediately vest, and (ii) for any such termination that occurs after June 1, 2022, then a prorated amount of the Target Number of Performance Stock Units shall immediately vest, which prorated amount shall be calculated based on the portion of the fiscal year 2023 and 2024 Measurement Periods (or any combination thereof as further described in Attachment I) during which the Participant served as an employee of the Company. Such accelerated vesting will be contingent on the Participant’s execution of the Company’s standard form of release of claims no later than the 60th day following the Participant’s termination date (or such earlier deadline provided in the form of release). The Participant’s termination date will be deemed to be the Vesting Date.

3 (ii) Cause. For purposes of this Award, “Cause” means, if not otherwise defined in an employment agreement between the Participant and the Company or a Subsidiary (including its successor in effect as of the date of his or her termination): (A) fraud, embezzlement or gross insubordination on the part of the Participant or breach by the Participant of his or her obligations under any Company policy or procedure; (B) conviction of or the entry of a plea of nolo contendere by the Participant for any felony; (C) a material breach of, or the willful failure or refusal by the Participant to perform and discharge, his or her duties, responsibilities or obligations as an employee; or (D) any act of moral turpitude or willful misconduct by the Participant which (x) is intended to result in substantial personal enrichment of the Participant at the expense of the Company or any of its Subsidiaries or Affiliates or (y) has a material adverse impact on the business or reputation of the Company or any of its Subsidiaries or Affiliates. (iii) Good Reason. “Good Reason” shall mean, in each case without the Participant’s consent: (A) a material diminution in the Participant’s base compensation, annual target bonus opportunity or annual long-term incentive award opportunity; (B) a material diminution in the Participant’s title, authority, duties or responsibilities; (C) a change in the geographic location from where the Participant performs his/her services for the Company, or its applicable Subsidiary or Affiliate, by more than 50 miles from the geographic location where the Participant performed his/her services for the Company, or its applicable Subsidiary or Affiliate, as of the date immediately prior to the Change in Control; or (D) a material breach by the Company, any Subsidiary or any Affiliate of any material written agreement between the Participant and the Company or such Subsidiary or Affiliate. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. 3. Change in Control. In the event of a Change in Control (as defined in the Plan) prior to the end of the Performance Period, the Performance Period shall be deemed to end on the date of the Change in Control, such date will be deemed to be the Vesting Date, and the Participant will vest in (A) any Earned PSUs for past Measurement Periods plus (B) the number of Annual Target PSUs for any remaining uncompleted Measurement Periods. 4. Book Entry Account. The Company shall establish (or shall instruct its transfer agent or stock plan administrator to establish) a book entry account representing the Target Number of Performance Stock Units in the Participant’s name effective as of the Grant Date, provided, however, that the Company shall retain control of the Performance Stock Units in such account until the Performance Stock Units have become vested in accordance with this Award and shares of Common Stock have been issued, if any, in settlement of the Performance Stock Units.

4 5. Issuance of Common Stock. Within 30 days following the Vesting Date (but no later than March 15 of the year following the year in which the Vesting Date occurs), the Company shall, subject to the withholding referred to in Section 7 hereof, issue to the Participant one share of Common Stock (in certificate or electronic form) in settlement of such vested Performance Stock Unit, together with any vested dividends, if applicable, and such Performance Stock Unit and corresponding Dividend Equivalent Right shall be cancelled. For clarity, the Participant shall have no rights as a stockholder of the Company, no dividend rights (except with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Performance Stock Units or any shares underlying or issuable in respect of such Performance Stock Units until such shares are actually issued to and held of record by the Participant. 6. Transferability. The Participant shall not transfer or assign the Performance Stock Units or Dividend Equivalent Rights except as permitted in accordance with Section 11.1 of the Plan. 7. Withholding. All payments or distributions of Common Stock or cash dividends or with respect thereto shall be net of any amounts required to be withheld pursuant to applicable federal, national, state and local tax withholding requirements. The Company may require the Participant to remit to it an amount sufficient to satisfy such tax withholding requirements prior to delivery of any certificates for such Common Stock or with respect thereto. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or its Affiliates to the Participant as the Company shall determine. The Company may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Participant to pay all or a portion of the withholding taxes arising in connection with the Common Stock or any payments or distributions with respect thereto by electing to have the Company withhold Common Stock having a Fair Market Value equal to the amount to be withheld, provided that such withholding shall only be at rates permitted by applicable statutes or regulations, which may include the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to comply with applicable law). Notwithstanding the foregoing, if any Performance Stock Units vest during a trading blackout period (including in connection with a termination of the Participant’s employment), the Participant’s applicable tax withholding obligation(s) with respect to such vested Performance Stock Units shall be satisfied by the Company withholding Common Stock having a Fair Market Value equal to the amount to be withheld and determined in the manner provided above. 8. Restrictive Covenants. (a) The Participant acknowledges that the Participant is in possession of and has access to confidential information of the Company and its Subsidiaries, including material relating to the business, products and services of the Company and its Subsidiaries, and that he or she will continue to have such possession and access during employment by the Company and its Subsidiaries. The Participant also acknowledges that the business, products and services of the Company and its Subsidiaries are highly specialized and that it is essential that they be protected. (b) By accepting the Performance Stock Units and Dividend Equivalent Rights, the Participant acknowledges and agrees that he or she is bound by the Applicable Restrictive

5 Covenants. The “Applicable Restrictive Covenants” shall mean whichever of the following covenants apply to the Participant: (i) the restrictive covenants contained in Section 10 of the Bristow Group Inc. (f/k/a Era Group Inc.) Senior Executive Severance Plan adopted June 24, 2015, (ii) the restrictive covenants contained in the Participation Agreement between Bristow Holdings U.S. Inc., a Delaware corporation (f/k/a Bristow Group Inc.) (“Legacy Bristow”), and the Participant entered into in connection with the Participant’s designation as a participant under Legacy Bristow’s Amended and Restated 2019 Management Severance Benefits Plan for U.S. Employees effective as of October 31, 2019, or (iii) the restrictive covenants to which Participant is a party that are contained in any severance plan or agreement adopted after the Grant Date. The Company may cancel, rescind, suspend, withhold or otherwise limit or restrict all Performance Stock Units and Dividend Equivalent Rights under this Agreement at any time that the Participant is not in compliance with the Applicable Restrictive Covenants. If the Participant chooses to violate the Applicable Restrictive Covenants, the Company shall be entitled to cancel all outstanding Performance Stock Units and Dividend Equivalent Rights under this Agreement and receive from the Participant all shares of Common Stock previously issued and all cash dividends previously paid to the Participant under this Agreement, and if the Participant has sold, transferred or otherwise disposed of such Common Stock, the Participant shall immediately pay to the Company the Fair Market Value of such Common Stock on the date(s) such Common Stock was issued, without regard to any taxes that may have been deducted from such amount. To the extent that the Company is required to seek enforcement of the provisions of this Section 8, the Company shall be entitled to an award of attorney fees should it prevail in any such action. 9. Adjustment. The Performance Stock Units and Dividend Equivalent Rights may be adjusted by the Committee in accordance with Section 9.1 of the Plan. 10. Notices. Any notice required or permitted hereunder shall be deemed given only when delivered personally or when deposited in a United States Post Office as certified mail, postage prepaid, addressed, as appropriate, if to the Participant, at such address as the Company shall maintain for the Participant in its personnel records or such other address as he or she may designate in writing to the Company, and if to the Company, at 3151 Briarpark Drive, Suite 700, Houston, Texas 77042, Attention: General Counsel or such other address as the Company may designate in writing to the Participant. 11. Entire Agreement. This Agreement and the Plan contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, discussions and understandings (whether oral or written and whether express or implied) with respect to such subject matter. 12. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof. 13. Tenure. The Participant’s right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by the award hereunder.

6 14. Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Participant, his executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof. 15. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles and provisions thereof relating to conflict or choice of laws. 16. Amendment and Termination. This Agreement may not be amended or terminated unless such amendment or termination is in writing and duly executed by each of the parties hereto. 17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. 18. Construction. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail; provided, however, that in the case of any conflict or ambiguity pertaining to a Change in Control, this Agreement will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant. 19. Compliance with Section 409A. The compensation payable to the Participant pursuant to this Agreement is intended to be exempt from or compliant with Section 409A of the Code, and this Agreement and the Plan shall be administered and construed to the fullest extent possible to reflect and implement such intent. If the Participant is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation §1.409A-1(h), and his or her vested Performance Stock Units are “deferred compensation” payable or settled on account of a separation from service, then such vested Performance Stock Units shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Section 409A of the Code. 20. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to this Agreement by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line or voice activated system established and maintained by the Company or a third party vendor designated by the Company.

1 ATTACHMENT I PERFORMANCE GOALS (Cash ROIC) The Performance Stock Units (and related Dividend Equivalent Rights) subject to the Award that will vest on the Vesting Date will be determined as provided below. Definitions For purposes of the Award, the following definitions will apply: “Adjusted EBITDA” means, for any measurement period and without duplication, the sum of operating income plus depreciation and amortization, determined on a consolidated basis for Bristow Group Inc. and its subsidiaries. Adjusted EBITDA shall be adjusted to exclude the following items to the extent they are included in operating income: (i) gains or losses and transaction expenses on the sale of a capital asset; (ii) asset impairment charges; (iii) expenses incurred in connection with an acquisition or sale of an operating company or business; (iv) expenses incurred in connection with a new credit agreement, debt or equity financing; and (v) other non-operating, non-recurring and/or non-cash items, as agreed to with the Audit Committee of the Board. “Adjustment Factor” means an adjustment factor determined by the Committee in connection with the establishment of an annual Performance Goal, which is used as a multiplier to determine the number of Earned PSUs for a given Measurement Period. “Annual Target PSUs” means one third of the Target Number of Performance Stock Units set forth on the Grant Notice. “Cash ROIC” means cash return on invested capital, and which will be calculated as follows: Cash ROIC = (Adjusted EBITDA - Maintenance CapEx - Cash Taxes) / (Gross Debt + Financial Leases + Book Equity) “Maintenance CapEx” means capital expenditures that relate to the maintenance, repair or replacement of existing assets and capital expenditures that do not materially enhance the functionality of an asset. Examples include: replacement tooling; replacement vehicles; fixed- wing capital maintenance; IT system upgrades that do not significantly affect functionality, etc. “Measurement Period” means each of fiscal year 2022, 2023, and 2024, as applicable.

2 Annual Cash ROIC Performance Goals An annual Performance Goal based on Cash ROIC shall be established by the Committee for each Measurement Period within the Performance Period by the 90th day after the start of the applicable Measurement Period. For the fiscal year 2022 Measurement Period, the following Performance Goal has been established: Achievement Level FY 2022 Performance Goal Adjustment Factor Maximum 12.2% 200% Target 9.1% 100% Threshold 8.1% 50% Below Threshold <8.1% 0% For performance for the 2022 Measurement Period between the levels indicated above, the portion of the Performance Stock Units that will vest on the Vesting Date will be determined on a straight-line basis (i.e., linearly interpolated) between the two nearest vesting percentages indicated above. The annual Performance Goals for the fiscal year 2023 and 2024 Measurement Periods will be communicated to the Participant following determination by the Committee and will be deemed incorporated into and amending this Attachment I. Notwithstanding the foregoing, the Committee reserves the right to combine the fiscal year 2023 and 2024 Measurement Periods into a single Measurement Period. In the event the Committee elects to establish a single Measurement Period covering fiscal years 2023 and 2024, the Committee may unilaterally amend the terms of this Award and/or interpret the provisions of this Award as the Committee deems necessary or appropriate to accomplish such goal and preserve the intended incentives of the Award, and in the event of any ambiguity or discrepancy, the determination of the Committee shall be final and binding. Calculation of Earned PSUs for a Measurement Period The number of Performance Stock Units that are Earned PSUs for a given Measurement Period shall be equal to the product of (i) the Annual Target PSUs, multiplied by (ii) the applicable Adjustment Factor based on the level of achievement against the annual Performance Goal for the Measurement Period, as determined by the Committee.